Exhibit 99.1

Footnotes to Form 3

(1)  Advent International Corporation (“Advent”) manages funds that collectively own 578,486,455 shares of common stock of the Issuer, which are represented as follows: (i) 206,912,767 shares held by Advent International GPE IX Limited Partnership, 41,923,316 shares held by Advent International GPE IX-B Limited Partnership, 17,020,708 shares held by Advent International GPE IX-C Limited Partnership, 18,202,501 shares held by Advent International GPE IX-F Limited Partnership, 58,761,537 shares held by Advent International GPE IX-G Limited Partnership, 67,528,504 shares held by Advent International GPE IX-H Limited Partnership, and 37,525,721 shares held by Advent International GPE IX-I Limited Partnership (collectively, the “Advent IX Cayman Funds”), (ii) 62,066,782 shares held by Advent International GPE IX-A SCSp, 12,950,613 shares held by Advent International GPE IX-D SCSp, 26,826,744 shares held by Advent International GPE IX-E SCSp, and 1,427,044 shares held by Advent International GPE IX Strategic Investors SCSp (collectively, the “Advent IX Luxembourg Funds”), and (iii) 1,093,287 shares held by Advent Partners GPE IX Limited Partnership, 1,586,039 shares held by Advent Partners GPE IX-A Limited Partnership, 6,382,532 shares held by Advent Partners GPE IX Cayman Limited Partnership, 662,263 shares held by Advent Partners GPE IX-A Cayman Limited Partnership, and 17,616,097 shares held by Advent Partners GPE IX-B Cayman Limited Partnership (collectively, the “Advent IX Partners Funds”).

(2)  GPE IX GP Limited Partnership is the general partner of the Advent IX Cayman Funds, GPE IX GP S.à r.l. is the general partner of the Advent IX Luxembourg Funds, and AP GPE IX GP Limited Partnership is the general partner of the Advent IX Partners Funds. Advent International GPE IX, LLC is the general partner of GPE IX GP Limited Partnership and AP GPE IX GP Limited Partnership, and is the sole shareholder of GPE IX GP S.à r.l. Advent International Corporation is the manager of Advent International GPE IX, LLC and may be deemed to have voting and dispositive power over the shares held by the Advent IX Luxembourg Funds, the Advent IX Cayman Funds and the Advent IX Partners Funds.

(3)  The Reporting Person is a Managing Director of Advent and may have limited partner or other interests in one or more of the entities described herein. The Reporting Person disclaims Section 16 beneficial ownership of the shares reported herein except to the extent of her pecuniary interest therein, if any, and the inclusion of these shares in this report shall not be deemed an admission of beneficial ownership of all the reported shares for purposes of Section 16 or any other purpose.